UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 18, 2006
Date of Report (date of Earliest Event Reported)

NEWTEK BUSINESS SERVICES, INC.
(Exact Name of Company as Specified in its Charter)

NEW YORK	001-16123	11-3504638
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

462 Seventh Avenue, 14th floor, New York, NY 10018
(Address of principal executive offices and zip code)

(212) 356-9500
(Company’s telephone number, including area code)

NEWTEK CAPITAL, INC.
(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR  240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR  240.13e-4(c))

ITEM 3.01 Securities and Trading Markets.

On April 18, 2006 Newtek Business Services, Inc. was notified by the Nasdaq Listing Qualifications Department (the “Staff”) that, due to not filing its Annual Report on Form 10-K for the period ended December 31, 2005, Newtek was not in compliance with requirements under NASDAQ Marketplace Rule 4310(c)(14) and its common shares, therefore, were subject to delisting from the Nasdaq Stock Market at the opening of business on April 27, 2006 unless the company requests a hearing in accordance with applicable Nasdaq Marketplace Rules. Nasdaq Marketplace Rule 4310(c)(14) requires that issuers are current in their public filings.

Newtek intends to file its Annual Report as soon as possible. The filing delay has been caused by the reasons described in the Company’s Notification of Late Filing on Form 12b-25 filed with the Securities and Exchange Commission on March 31, 2006. The Company also intends to request a hearing before a Nasdaq Listing Qualifications Panel to review the Staff determination. However, there can be no assurance that the Panel will grant the Company’s request for continued listing.

ITEM 8.01 Other Events.

On April 24, 2006 Newtek Business Services, Inc. issued a press release regarding the receipt of the above-referenced Staff determination, a copy of which press release is attached as Exhibit 991 hereto and incorporated herein by reference.

ITEM 9.01. Financial Statements and Exhibits

(c) Exhibits

99.1	Press release, Newtek Receives Nasdaq Delisting Determination, April 24, 2006

SIGNATURES

In accordance with the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

NEWTEK BUSINESS SERVICES, INC.

Date: April 24, 2006	/s/ Barry Sloane
Barry Sloane
Chairman of the Board, Chief Executive Officer, and Secretary